UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 10, 2025

LITTLEFUSE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	0-20388	36-3795742
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6133 N. River Rd.
Suite 500
Rosemont, IL 60018
(Address of Principal Executive Offices, and Zip Code)

(773) 628-1000
Registrant’s Telephone Number, Including Area Code

N/A
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	LFUS	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 10, 2025, David W. Heinzmann notified the Board of Directors (the “Board”) of Littelfuse, Inc. (the “Company”) of his intention to retire as President and Chief Executive Officer of the Company, effective February 10, 2025.  Mr. Heinzmann has agreed to serve the Company as Special Advisor to the Chief Executive Officer for a transition period following his retirement as President and Chief Executive Officer.  Mr. Heinzmann also notified the Board of his intention to not stand for re-election as a member of the Board at the Company’s 2025 annual meeting of stockholders.

On January 10, 2025, the Board appointed Gregory N. Henderson to succeed Mr. Heinzmann as President and Chief Executive Officer of the Company, effective February 10, 2025.

Dr. Henderson, 56, has been a member of the Board since May 2023.  From 2017 to 2024, Dr. Henderson was the Senior Vice President of the Automotive & Energy, Communications, and Aerospace Group for Analog Devices, Inc. (NASDAQ: ADI), a semiconductor company specializing in data conversion, signal processing and power management technology.  Previously, he served as Vice President of the RF and Microwave Business for Analog Devices from 2014 to 2017, and as Vice President of the RF and Microwave Business for Hittite Microwave Corporation until its acquisition by Analog Devices in 2014.  Before joining Hittite, Dr. Henderson held various positions of increasing technical and leadership responsibility at Harris Corporation, Tyco Electronics, TriQuint Semiconductor, and IBM (NYSE: IBM).  Dr. Henderson holds a bachelor’s degree in electrical engineering from Texas Tech University and a Ph.D. in electrical engineering from the Georgia Institute of Technology.  Dr. Henderson has no family relationship to the Company nor to any of its directors or executive officers, and there are no transactions in which Dr. Henderson has an interest requiring disclosure under Item 404(a) of Regulation S-K other than compensation he received from the Company in connection with his service on the Board as previously disclosed by the Company.

Retirement Letter with Mr. Heinzmann

In connection with Mr. Heinzmann’s retirement, the Company and Mr. Heinzmann entered into a retirement letter, dated January 10, 2025 (the “Retirement Letter”), pursuant to which Mr. Heinzmann will, following his retirement as President and Chief Executive Officer, continue in employment as Special Advisor to the Chief Executive Officer for an initial term of six months, which may be extended for up to six additional months upon mutual agreement, unless earlier terminated.

During the Special Advisor term, Mr. Heinzmann will continue to receive base salary at the current rate and participate in the Company’s employee benefit and perquisite plans.  He will not participate in the Company’s annual incentive plan for 2025 or receive any equity compensation awards in 2025.  Either party may terminate Mr. Heinzmann’s employment as Special Advisor at any time upon 30 days’ written notice.  If such termination is by the Company without cause before the end of the then-current term, Mr. Heinzmann will be entitled to receive base salary for the remainder of such term in a lump sum.  Unless earlier terminated, Mr. Heinzmann’s employment will terminate automatically at the end of the then-current term.  Mr. Heinzmann’s change of control agreement with the Company will cease to be in effect as of his retirement as President and Chief Executive Officer on February 10, 2025.

Following the end of the Special Advisor term, the Company will reimburse Mr. Heinzmann for premiums for COBRA coverage at the then-current level for up to 18 months.  The termination of Mr. Heinzmann’s employment at the end of the Special Advisor term will constitute a “Retirement” for purposes of his outstanding equity awards.  The foregoing summary of the Retirement Letter is only a summary and is qualified in its entirety by the full text of the Retirement Letter, a copy of which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Offer Letter with Dr. Henderson

In connection with Dr. Henderson’s appointment, the Company and Dr. Henderson entered into an offer letter, dated January 10, 2025 (the “Offer Letter”), pursuant to which Dr. Henderson will receive an initial base salary of $1,000,000 per annum and an initial annual target bonus opportunity of 125% of base salary (prorated for partial years of service).  He will participate in the Company’s annual equity grant program along with other executives in April 2025, with grant levels to be determined at that time by the Compensation Committee of the Board but targeted at the 50th percentile of market (expected to be approximately $4.55 million) and not prorated.  In addition, Dr. Henderson will be granted an initial performance share award with a target value of $7 million on February 10, 2025 based on the closing price of Company common stock on such date.  The performance share award will vest based on the Company’s total shareholder return relative to the Russell 3000 Index over a three-year performance period commencing on February 10, 2025.  Dr. Henderson will also participate in the Company’s benefit plans and perquisites programs.

Dr. Henderson will participate in the Company’s Executive Severance Policy (as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 14, 2024) with a severance multiple of 2.0.  For purposes of the policy, a termination of Dr. Henderson’s employment by him for good reason (as defined in the Offer Letter) prior to February 10, 2028 will be treated as a termination by the Company without cause thereunder.  In addition, if prior to February 10, 2028 the Company terminates the policy or amends it with less favorable terms, Dr. Henderson will be provided with coverage through such date under an individualized severance agreement with terms (in combination with those in the amended policy) no less favorable in all material respects as the current policy.  In accordance with the Offer Letter, Dr. Henderson also entered into a change of control agreement (“COC Agreement”) with the Company on the Company’s standard form, with a severance multiple of 3.0.  The COC Agreement will be in effect through February 10, 2028 and contains terms as described in the Company’s Annual Proxy Statement filed with the Securities and Exchange Commission on March 14, 2024.

The foregoing summaries of the Offer Letter and COC Agreement are only summaries and are qualified in their entirety by the full text of the Offer Letter and COC Agreement, copies of which are attached hereto as Exhibit 10.2 and 10.3, respectively, and are incorporated herein by reference.

A copy of the press release announcing the retirement of Mr. Heinzmann and the appointment of Dr. Henderson is attached as Exhibit 99.1 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1	Retirement Letter, dated January 10, 2025, by and between Littelfuse, Inc. and David W. Heinzmann.
10.2	Offer Letter, dated January 10, 2025, by and between Littelfuse, Inc. and Gregory N. Henderson.
10.3	Change of Control Agreement, dated January 10, 2025, by and between Littelfuse, Inc. and Gregory N. Henderson.
99.1	Press Release, dated January 13, 2025.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 13, 2025	LITTELFUSE, INC.

	By:	/s/ Ryan K. Stafford
	Name:	Ryan K. Stafford
	Title:	Executive Vice President, Mergers & Acquisitions, Chief Legal Officer and Corporate Secretary